Exhibit 99
FOR IMMEDIATE RELEASE
December 18, 2025

Cintas Corporation Announces
Fiscal 2026 Second Quarter Results

CINCINNATI, December 18, 2025 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2026 second quarter ended November 30, 2025. Revenue for the second quarter of fiscal 2026 was $2.80 billion compared to $2.56 billion in last year’s second quarter, an increase of 9.3%. Revenue growth in the quarter was positively impacted by 0.7% due to acquisitions. The organic revenue growth rate for the second quarter of fiscal 2026, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 8.6%.

Gross margin for the second quarter of fiscal 2026 was $1.41 billion compared to $1.28 billion in last year’s second quarter, an increase of 10.6%. Gross margin as a percentage of revenue was 50.4% for the second quarter of fiscal 2026 compared to 49.8% in last year's second quarter, an increase of 60 basis points.

Operating income for the second quarter of fiscal 2026 increased 10.9% to $655.7 million compared to $591.4 million in last year's second quarter. Operating income as a percentage of revenue was 23.4% in the second quarter of fiscal 2026 compared to 23.1% in last year's second quarter.

Net income was $495.3 million for the second quarter of fiscal 2026 compared to $448.5 million in last year's second quarter, an increase of 10.4%. The second quarter of fiscal 2026 effective tax rate was 21.2% compared to 20.7% in last year's second quarter. The tax rates in both quarters were impacted by certain discrete items, primarily the tax accounting impact for stock-based compensation. Second quarter of fiscal 2026 diluted earnings per share (EPS) was $1.21 compared to $1.09 in last year's second quarter, an increase of 11.0%.

During the second quarter of fiscal 2026 and through December 17, 2025, Cintas purchased shares of Cintas common stock under our share buyback programs, for a total purchase price of $622.5 million. On December 15, 2025, Cintas paid an aggregate quarterly dividend of $180.7 million to shareholders. During the first six months of fiscal 2026, Cintas has returned $1.24 billion in capital to its shareholders in the form of share buybacks and dividends.

Todd M. Schneider, Cintas’ President and Chief Executive Officer, stated “We delivered another strong quarter, with record revenue driven by attractive growth across all our business segments, an all-time high operating margin and robust cash generation. These results reflect the disciplined execution of our strategy, the benefits of our on-going technology investments and the exceptional commitment of our employee-partners to serving our customers."

Mr. Schneider concluded, "As we look ahead to the rest of fiscal 2026, we are raising our full fiscal year financial guidance. We are raising our annual revenue expectations from a range of $11.06 billion to $11.18 billion to a range of $11.15 billion to $11.22 billion and raising our diluted EPS guidance from a range of $4.74 to $4.86 to a range of $4.81 to $4.88. We remain focused on operational excellence and executing our balanced capital allocation strategy. With our differentiated culture, industry-leading products and services, and world-class team, Cintas is well-positioned to deliver sustainable growth and long-term value creation for our shareholders, customers and all stakeholders."

Please note the following regarding the annual revenue guidance:
•Both fiscal year 2026 and fiscal year 2025 have the same number of workdays for the year and by quarter.
•Guidance does not assume any future acquisitions.
•Guidance assumes a constant foreign currency exchange rate.

Please note the following regarding the diluted EPS guidance:
•Fiscal year 2026 interest, net is expected to be approximately $104.0 million compared to $95.5 million in fiscal year 2025, primarily as a result of refinancing senior notes at a higher interest rate in the fourth quarter of fiscal 2025, as well as higher variable rate interest expense from commercial paper as a result of buyback activity during fiscal 2026. Expected interest, net may change as a result of debt activity or issuance of commercial paper related to future share buybacks or acquisition activity.
•Fiscal year 2026 effective tax rate is expected to be 20.0%, which is the same as fiscal year 2025.
•Our diluted EPS guidance does not include the impact of future share buybacks or significant economic disruptions or downturn.

Please note the following regarding the third quarter of fiscal 2026:
•Cintas recognized a $15 million gain on the sale of land in the third quarter of fiscal 2025. That will not repeat in the third quarter of fiscal 2026 and will be a headwind when comparing the third quarter results year over year.

Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing products and services that help keep their customers’ facilities and employees clean, safe and looking their best. With offerings including uniforms, mats, mops, towels, restroom supplies, workplace water services, first aid and safety products, eye-wash stations, safety training, fire extinguishers, sprinkler systems and alarm service, Cintas helps customers get Ready for the Workday®. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2026 second quarter results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements, including statements regarding our future business plans and expectations, and including the company's fiscal 2026 full-year guidance. The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; supply chain constraints and macroeconomic conditions, including inflationary pressures and higher interest rates; changes in global trade policies, tariffs, and other measures that could restrict international trade; fluctuations in costs of materials and labor, including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; our ability to meet our aspirations relating to sustainability opportunities, improvements and efficiencies; the cost, results and ongoing assessment of internal controls over financial reporting; the effect of new accounting pronouncements; risks associated with cybersecurity threats, including disruptions caused by the inaccessibility of computer systems data and cybersecurity risk management; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including global health pandemics; the amount and timing of repurchases of our common stock, if any; changes in global tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made, except otherwise as required by law. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2025 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:
Scott A. Garula, Executive Vice President & Chief Financial Officer - 513-972-3867
Jared S. Mattingley, Vice President, Treasurer & Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	November 30, 2025	November 30, 2024	% Change
Revenue:
Uniform rental and facility services	$2,155,400	$1,990,410	8.3%
Other	644,592	571,373	12.8%
Total revenue	2,799,992	2,561,783	9.3%

Costs and expenses:
Cost of uniform rental and facility services	1,081,218	1,014,052	6.6%
Cost of other	306,289	271,028	13.0%
Selling and administrative expenses	756,771	685,313	10.4%

Operating income	655,714	591,390	10.9%

Interest income	(866)	(962)	(10.0)%
Interest expense	28,076	26,665	5.3%

Income before income taxes	628,504	565,687	11.1%
Income taxes	133,161	117,192	13.6%
Net income	$495,343	$448,495	10.4%

Basic earnings per share	$1.23	$1.11	10.8%

Diluted earnings per share	$1.21	$1.09	11.0%

Basic weighted average common shares outstanding	401,484	403,581
Diluted weighted average common shares outstanding	406,433	410,667

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Six Months Ended
	November 30, 2025	November 30, 2024	% Change
Revenue:
Uniform rental and facility services	$4,246,466	$3,924,249	8.2%
Other	1,271,648	1,139,121	11.6%
Total revenue	5,518,114	5,063,370	9.0%

Costs and expenses:
Cost of uniform rental and facility services	2,133,771	1,995,215	6.9%
Cost of other	605,297	539,321	12.2%
Selling and administrative expenses	1,505,473	1,376,413	9.4%

Operating income	1,273,573	1,152,421	10.5%

Interest income	(3,075)	(2,212)	39.0%
Interest expense	52,237	52,284	(0.1)%

Income before income taxes	1,224,411	1,102,349	11.1%
Income taxes	237,928	201,821	17.9%
Net income	$986,483	$900,528	9.5%

Basic earnings per share	$2.44	$2.22	9.9%

Diluted earnings per share	$2.41	$2.19	10.0%

Basic weighted average common shares outstanding	402,391	403,489
Diluted weighted average common shares outstanding	407,874	410,613

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended		Six Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024

Uniform rental and facility services gross margin	49.8%	49.1%	49.8%	49.2%
Other gross margin	52.5%	52.6%	52.4%	52.7%
Total gross margin	50.4%	49.8%	50.4%	49.9%
Net income margin	17.7%	17.5%	17.9%	17.8%

Reconciliation of Non-GAAP Financial Measures

The press release contains non-GAAP financial measures within the meaning of the rules promulgated by the U.S. Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides this additional non-GAAP financial measure of free cash flow. The Company believes that this non-GAAP financial measure is appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is shown in the table below.

Computation of Free Cash Flow

	Six Months Ended
(In thousands)	November 30, 2025	November 30, 2024

Net cash provided by operations	$945,704	$905,091
Capital expenditures	(208,209)	(194,337)
Free cash flow	$737,495	$710,754

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

(In thousands)	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Total
For the three months ended November 30, 2025
Revenue	$2,155,400	$342,240	$302,352	$2,799,992
Cost of sales	1,081,218	144,638	161,651	1,387,507
Gross margin	1,074,182	197,602	140,701	1,412,485
Selling and administrative expenses	548,451	110,598	97,722	756,771
Operating income	$525,731	$87,004	$42,979	$655,714

For the three months ended November 30, 2024
Revenue	$1,990,410	$299,367	$272,006	$2,561,783
Cost of sales	1,014,052	127,882	143,146	1,285,080
Gross margin	976,358	171,485	128,860	1,276,703
Selling and administrative expenses	503,999	96,262	85,052	685,313
Operating income	$472,359	$75,223	$43,808	$591,390

For the six months ended November 30, 2025
Revenue	$4,246,466	$676,897	$594,751	$5,518,114
Cost of sales	2,133,771	289,127	316,170	2,739,068
Gross margin	2,112,695	387,770	278,581	2,779,046
Selling and administrative expenses	1,087,027	220,439	198,007	1,505,473
Operating income	$1,025,668	$167,331	$80,574	$1,273,573

For the six months ended November 30, 2024
Revenue	$3,924,249	$591,934	$547,187	$5,063,370
Cost of sales	1,995,215	251,646	287,675	2,534,536
Gross margin	1,929,034	340,288	259,512	2,528,834
Selling and administrative expenses	1,010,237	193,777	172,399	1,376,413
Operating income	$918,797	$146,511	$87,113	$1,152,421

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands)

	November 30, 2025	May 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$200,842	$263,973
Accounts receivable, net	1,484,328	1,417,381
Inventories, net	447,611	447,408
Uniforms and other rental items in service	1,213,499	1,137,361
Prepaid expenses and other current assets	193,808	170,046
Total current assets	3,540,088	3,436,169

Property and equipment, net	1,702,887	1,652,474

Investments	386,281	339,518
Goodwill	3,483,504	3,400,227
Service contracts, net	297,729	309,828
Operating lease right-of-use assets, net	254,064	224,383
Other assets, net	468,328	462,642
	$10,132,881	$9,825,241

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$503,273	$485,109
Accrued compensation and related liabilities	167,872	229,538
Accrued liabilities	797,710	875,077
Income taxes, current	3,654	4,034
Operating lease liabilities, current	52,726	50,744
Debt due within one year	550,750	—
Total current liabilities	2,075,985	1,644,502

Long-term liabilities:
Debt due after one year	2,426,529	2,424,999
Deferred income taxes	495,341	471,740
Operating lease liabilities	207,060	178,738
Accrued liabilities	472,619	420,781
Total long-term liabilities	3,601,549	3,496,258

Shareholders’ equity:
Preferred stock, no par value: 100 shares authorized, none outstanding	—	—
Common stock, no par value, and paid-in capital: 1,700,000 shares authorized FY 2026: 778,785 issued and 399,855 outstanding FY 2025: 776,936 issued and 402,948 outstanding	2,743,927	2,593,479
Retained earnings	12,421,850	11,798,451
Treasury stock: FY 2026: 378,930 shares FY 2025: 373,988 shares	(10,778,156)	(9,791,838)
Accumulated other comprehensive income	67,726	84,389
Total shareholders’ equity	4,455,347	4,684,481
	$10,132,881	$9,825,241

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	November 30, 2025	November 30, 2024
Cash flows from operating activities:
Net income	$986,483	$900,528

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	156,885	149,340
Amortization of intangible assets and capitalized contract costs	96,553	92,862
Stock-based compensation	62,701	65,784
Gain on sale of property and equipment	—	(4,295)
Deferred income taxes	25,645	3,753
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(68,339)	(129,053)
Inventories, net	(719)	18,751
Uniforms and other rental items in service	(76,801)	(53,665)
Prepaid expenses and other current assets and capitalized contract costs	(103,702)	(110,105)
Accounts payable	19,360	80,292
Accrued compensation and related liabilities	(61,346)	(53,759)
Accrued liabilities and other	(90,428)	(25,770)
Income taxes, current	(588)	(29,572)
Net cash provided by operating activities	945,704	905,091

Cash flows from investing activities:
Capital expenditures	(208,209)	(194,337)
Purchases of investments	(6,506)	(7,092)
Proceeds from sale of property and equipment	—	5,908
Acquisitions of businesses, net of cash acquired	(93,236)	(154,884)
Other, net	(1,130)	1,402
Net cash used in investing activities	(309,081)	(349,003)

Cash flows from financing activities:
Issuance of commercial paper, net	550,750	181,000
Proceeds from exercise of stock-based compensation awards	3,096	575
Dividends paid	(340,109)	(295,564)
Repurchase of common stock	(901,667)	(651,518)
Other, net	(11,082)	(8,393)
Net cash used in financing activities	(699,012)	(773,900)

Effect of exchange rate changes on cash and cash equivalents	(742)	(1,808)

Net decrease in cash and cash equivalents	(63,131)	(219,620)
Cash and cash equivalents at beginning of period	263,973	342,015
Cash and cash equivalents at end of period	$200,842	$122,395